EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-91878) pertaining to the 2001 Stock Option and Incentive Plan and the 2001 Non-Employee Director Stock Option Plan; in the Registration Statement (Form S-8 No. 33-58560) pertaining to the Amended and Restated 1992 Stock Plan, the 1992 Non-Employee Director Stock Option Plan, and the 1992 Employee Stock Purchase Plan; in the Registration Statement (Form S-8 No. 33-72162) pertaining to the Amended and Restated 1992 Stock Plan; in the Registration Statement (Form S-8 No. 33-87542) pertaining to the Amended and Restated 1992 Stock Plan and the 1992 Non-Employee Director Stock Option Plan; in the Registration Statement (Form S-8 No. 33-99618) pertaining to the Amended and Restated 1992 Stock Plan and the 1992 Amended Employee Stock Purchase Plan; in the Registration Statement (Form S-8 No. 333-16005) pertaining to the Amended and Restated 1992 Stock Plan; in the Registration Statement (Form S-8 No. 333-18245) pertaining to the 1996 Non-Qualified, Non-Officer Stock Option Plan; in the Registration Statement (Form S-8 No. 333-43833) pertaining to the Amended and Restated 1992 Stock Plan; in the Registration Statement (Form S-8 No. 333-87097) pertaining to the Amended and Restated 1992 Stock Plan, the 1992 Amended Employee Stock Purchase Plan, and the 1992 Non-Employee Director Stock Option Plan; in the Registration Statement (Form S-8 No. 333-45796) pertaining to the Amended and Restated 1992 Stock Plan; in the Registration Statement (Form S-8 No. 333-64724) pertaining to the 2001 Stock Option and Incentive Plan, the 2001 Employee Stock Purchase Plan, and the 2001 Non-Employee Director Stock Option Plan, of our report dated February 24, 2004 with respect to the consolidated balance sheet of Insightful Corporation as of December 31, 2003 and the related consolidated statements of operations, stockholders’ equity and cash flows for the two year period then ended included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

ERNST & YOUNG LLP

Seattle, Washington
March 25, 2005